UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2017
HARRIS CORPORATION

(Exact name of registrant as specified in its charter)
Delaware	1-3863	34-0276860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida	329l9
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (321) 727-9l00

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filings obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 7.01 Regulation FD Disclosure.
     The information contained in this Current Report on Form 8-K that is furnished under this Item 2.02 and 7.01, including the accompanying Exhibit 99.1, is being furnished pursuant to Item 2.02 and 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K that is furnished under this Item 2.02 and 7.01, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.
     On February 2, 2017, Harris Corporation (“Harris”) issued a press release announcing, among other things, its results of operations and financial condition as of and for its second quarter of fiscal 2017, the approval by its Board of Directors of a new $1 billion share repurchase authorization, which is in addition to the remaining unused authorization of $584 million under Harris’ existing share repurchase program, and its expectation that its share repurchases in fiscal 2017 will total $700 million. The press release also updated Harris’ guidance range regarding expected net income per diluted share for fiscal 2017, on generally accepted accounting principles (“GAAP”) and non-GAAP bases, and its guidance range regarding expected revenue for fiscal 2017. The full text of the press release and related financial tables is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Non-GAAP Financial Measures
     The press release includes a discussion of non-GAAP financial measures, including (i) income from continuing operations and income from continuing operations per diluted share for the second quarter of fiscal 2017 and the second quarter of fiscal 2016, in each case excluding Exelis acquisition-related items and in the case of the second quarter of fiscal 2016 also excluding restructuring and other charges; (ii) free cash flow for the second quarter of fiscal 2017, excluding cash flow for net capital expenditures; (iii) segment operating income for the Communication Systems, Electronic Systems and Critical Networks segments for the second quarter of fiscal 2016, in each case excluding restructuring and other charges; (iv) the percentage change in revenue for the Electronics Systems segment on an organic basis, excluding revenue in the second quarter of fiscal 2016 attributable to the Aerostructures business divested in the fourth quarter of fiscal 2016; and (v) the guidance range for expected income from continuing operations per diluted share for fiscal 2017, excluding Exelis acquisition-related integration charges. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures identified in the first sentence of this paragraph are financial measures that are not defined by GAAP and should be viewed in addition to, and not in lieu of, income from continuing operations and income from continuing operations per diluted share, operating cash flow, segment operating income, percentage changes in revenue and other financial measures on a GAAP basis. Harris has included in its press release a reconciliation of non-GAAP financial measures disclosed in the press release to the most directly comparable GAAP financial measure.
Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze trends in Harris’ business and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Please refer to Harris’ financial statements and accompanying footnotes for additional information and for a presentation of results in accordance with GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
Item 8.01 Other Events.
     On February 2, 2017, Harris announced that its Board of Directors had approved a new $1 billion share repurchase authorization, which is in addition to the remaining unused authorization of approximately $584 million under Harris’ existing share repurchase program, and that Harris expects its share repurchases in fiscal 2017 to total $700 million. The announcement was included in the press release furnished herewith as Exhibit 99.1. Harris’ combined $1.584 billion share repurchase authorization does not have a stated expiration date and authorizes repurchases of shares of Harris common stock through open-market transactions, private transactions, transactions structured through investment banking institutions or any combination thereof. The level of Harris’ repurchases depends on a number of factors, including its financial condition, capital requirements, cash flows, results of operations, future business prospects and other factors its Board of Directors may deem relevant. The timing, volume and nature of repurchases are subject to market conditions, applicable securities laws and other factors and are at Harris’ discretion and may be suspended or discontinued at any time.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is furnished herewith:

99.1	Press Release, issued by Harris Corporation on February 2, 2017 (furnished pursuant to Item 2.02 and Item 7.01).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

	By:	/s/ Rahul Ghai
	Name:	Rahul Ghai
	Title:	Senior Vice President and Chief Financial Officer
Date: February 2, 2017

EXHIBIT INDEX

Exhibit No. Under Reg. S-K, Item 601	Description

99.1	Press Release, issued by Harris Corporation on February 2, 2017 (furnished pursuant to Item 2.02 and Item 7.01).